UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 25, 2008

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 25, 2008, the Company issued a press release announcing that Cynthia M. Egnotovich has been appointed to its board of directors effective immediately.  Ms. Egnotovich replaces Robert S. Throop who retired from Manitowoc’s board earlier this year after 16 years of dedicated service.  Ms. Egnotovich will stand for election at Manitowoc’s May 5, 2009 shareholder meeting. As part of her board responsibilities, Ms. Egnotovich will also serve on the Audit Committee.  The director and the Company have entered into an Indemnity Agreement in the Form filed as Exhibit 10(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989.

The Company is filing its press release as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

          99.1     The Manitowoc Company, Inc. press release dated July 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: July 28, 2008	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of July 28, 2008

Exhibit No.	Description	Furnished Herewith

99.1	Press Release dated July 25, 2008, announcing that Cynthia M. Egnotovich has been appointed to its board of directors effective immediately.	X